UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2025

AVANOS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5405 Windward Parkway
Suite 100 South
Alpharetta,	Georgia	30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (844) 428-2667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 Par Value	AVNS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 28, 2025, Avanos Medical, Inc. (the “Company”) and Michael C. Greiner entered into a Separation and Consulting Agreement (the “Separation and Consulting Agreement”). The Separation and Consulting Agreement reflects the terms and conditions relating to Mr. Greiner’s departure from the Company, as described in the Company’s Current Report on Form 8-K filed on April 18, 2025.
Under the Separation and Consulting Agreement, the Company will: (i) pay to Mr. Greiner cash severance in the amount of $2,100,000 pursuant to the Company’s Severance Pay Plan, as amended and restated; (ii) pay to Mr. Greiner his prorated bonus for 2025, which will be determined based on the Company’s actual performance against the relevant performance goals and paid in 2026 at the same time the Company pays annual bonuses to its senior executives; and (iii) pay 100% of Mr. Greiner’s monthly COBRA premiums for a period of six months. In addition, the 44,189 time-based restricted stock units (“TRSUs”) granted to Mr. Greiner on October 29, 2024 and the 10,000 TRSUs granted to Mr. Greiner on December 3, 2024 will vest immediately. Under the Separation and Consulting Agreement, the Company also engaged Mr. Greiner as an independent contractor through May 16, 2025 to render such professional consulting services as the Company may reasonably request. In consideration of Mr. Greiner’s performance of such consulting services, the Company will pay Mr. Greiner $50,000. In connection with the Separation and Consulting Agreement, on April 28, 2025 the Company and Mr. Greiner also executed a Full and Final Release of Claims and Covenant Not to Sue (the “Release”). The Release provides a full and final general release of claims against the Company for Mr. Greiner’s period of employment with the Company.
The above-described payments and benefits are conditioned upon: (i) Mr. Greiner’s non-revocation of the Release; (ii) Mr. Greiner’s execution and non-revocation of a supplemental release of claims against the Company for his consulting period; and (iii) Mr. Greiner’s continued compliance with the terms of his Confidentiality, Non-Solicitation and Assignment of Business Ideas Agreement with the Company.
The foregoing description of the Separation and Consulting Agreement and the Release does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits
(d)Exhibits.
    The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1*	Separation and Consulting Agreement dated April 28, 2025 by and between Avanos Medical, Inc. and Michael C. Greiner
10.2*	Full and Final Release of Claims and Covenant Not to Sue dated April 28, 2025 by and between Avanos Medical, Inc. and Michael C. Greiner
104	Cover Page Interactive Data File (embedded within the inline XBRL document)
* Management contracts, compensatory plans or arrangements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANOS MEDICAL, INC.

Date:	April 30, 2025	By:	/s/ Mojirade James
Mojirade James Senior Vice President and General Counsel